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                                                                     EXHIBIT 5.1

              [Letterhead of Muldoon Murphy Faucette & Aguggia LLP]


                                December 8, 2004



Board of Directors
Kentucky First Federal Bancorp, Inc.
479 Main Street
Hazard, Kentucky 41702

         Re: Registration Statement on Form S-1

Gentlemen:

         We have acted as special counsel for Kentucky First Federal Bancorp, Inc., a federal corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement") initially filed on September 16, 2004, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

         The Registration Statement relates to the proposed issuance by the Company of (i) up to 2,127,572 shares ("Offered Shares") of common stock, $.01 par value per share, of the Company ("Common Stock") in a subscription offering, a community offering and a syndicated community offering (the "Offerings") pursuant to the Stock Issuance Plan of First Federal Savings and Loan Association, Hazard, Kentucky, as adopted on July 14, 2004 and as amended and restated on September 7, 2004 and October 28, 2004 (the "Stock Issuance Plan") and (ii) up to 1,740,740 shares ("Merger Shares") of Common Stock to the shareholders of Frankfort First Bancorp, Inc. ("Frankfort First"), a Delaware corporation, pursuant to the Agreement of Merger, by and between First Federal Savings and Loan Association and Frankfort First Bancorp, Inc., dated as of July 15, 2004 and amended and restated as of November 3, 2004 and November 30, 2004 (the "Merger Agreement") pursuant to which Frankfort First will be merged with a to-be-formed wholly owned subsidiary of Kentucky First (the "Merger").

         In the preparation of this opinion, we have examined originals or copies furnished to us of: (i) the Company's charter (the "Charter"); (ii) the Company's Bylaws; (iii) the Registration Statement, including the proxy statement and prospectus contained therein and the exhibits thereto; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the


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Board of Directors
Kentucky First Federal Bancorp, Inc.
December 8, 2004
Page 2


Common Stock being registered under the Registration Statement; (v) the Stock Issuance Plan; (vi) the Merger Agreement; (vii) the trust agreement for First Federal Savings and Loan Association's employee stock ownership plan ("ESOP") and the form of loan agreement between the Company and the ESOP; and (viii) the form of stock certificate approved by the Board of Directors of the Company to represent shares of Common Stock. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

         In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

         Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinions set forth below, we do not express any opinion concerning law other than the federal laws of the United States of America. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

         For purposes of this opinion, we have assumed that, prior to the issuance of any shares, the Registration Statement, as finally amended, will have become effective under the Act, and that the Merger will have become effective.

         Based upon and subject to the foregoing, it is our opinion that:

         (1) the Offered Shares, when issued and sold in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable; and

         (2) the Merger Shares, when issued and sold in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the Company's Applications on Forms MHC-1 and MHC-2 to the Office of Thrift Supervision (the "OTS Application"), and to the reference to our firm under the heading "Legal and Tax Opinions" in the prospectus which is part of such registration statement, as such may be amended or

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Board of Directors
Kentucky First Federal Bancorp, Inc.
December 8, 2004
Page 3

supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Stock Issuance Plan that is filed pursuant to Rule 462(b) under the Act, and to the reference to our firm in the OTS Application. In giving such consent, we do not admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,


                                       /s/ Muldoon Murphy Faucette & Aguggia LLP
                                       -----------------------------------------
                                       MULDOON MURPHY FAUCETTE & AGUGGIA LLP